Exhibit 8.1

450 LEXINGTON AVENUE NEW YORK, N.Y. 10017 212 450 4000 FAX 212 450 3800	Menlo Park Washington, D.C. London Paris Frankfurt Madrid Tokyo Beijing Hong Kong

November 13, 2008

Re:	Banco Santander, S.A. Rights Offering for Ordinary Shares

Banco Santander, S.A.
Ciudad Grupo Santander
28660 Boadilla del Monte
Madrid, Spain

Ladies and Gentlemen:

We are acting as United States counsel to Banco Santander, S.A., a sociedad anónima of the Kingdom of Spain (the “Company”), in connection with the Prospectus Supplement (the “Prospectus Supplement”) filed on the date hereof with the United States Securities and Exchange Commission pursuant to Rule 424(b)(2) under the United States Securities Act of 1933.  The Prospectus Supplement relates to the Company’s Registration Statement on Form F-3 (File No. 333-155247) (the “Registration Statement”) and has been filed in connection with the Company’s offering of rights to subscribe for ordinary shares.  We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

We are of the opinion that the statements set forth under the caption “Taxation — Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement, insofar as they relate to statements of law or legal conclusions under United States federal income tax law and subject to the qualifications and limitations set forth therein, fairly summarize in all material respects the matters referred to therein.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.  In expressing our opinion herein, we have relied as to all matters of Spanish law upon the opinion of Uría Menéndez, which has been filed as an exhibit to the Registration Statement.  Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinion of Uría Menéndez.

We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell
Davis Polk & Wardwell